Exhibit 10.10

This document was prepared by,
And after recording, return to:

Francois Quintard-Morenas
Dechert LLP
1095 Avenue of the Americas
New York, NY 10036-6797

FOURTH MODIFICATION OF MORTGAGE AND SECURITY AGREEMENT

This Fourth Modification of Mortgage and Security Agreement (“Fourth Modification”) made effective as of the 17th day of March, 2010, by and between UNIGENE LABORATORIES, INC., a Delaware corporation authorized to do business in New Jersey, having offices at 110 Little Falls Road, Fairfield, New Jersey 07004 (the “Mortgagor”), and JEAN LEVY, with an address at 2150 Center Avenue, Fort Lee, New Jersey 07024 (the “Mortgagee”).

WHEREAS, in connection with a loan which Jay Levy (“Original Mortgagee”) provided to Mortgagor, Mortgagor executed and delivered a Mortgage and Security Agreement, dated July 13, 1999, to Original Mortgagee (the “Original Mortgage”), with respect to property located in the Township of Fairfield, County of Essex and State of New Jersey, as more particularly described in the Original Mortgage (the “Premises”), which Original Mortgage was recorded in the Essex County Register’s Office;

WHEREAS, in connection with certain other loans which Original Mortgagee provided to Mortgagor, Mortgagor executed and delivered a Modification of Mortgage and Security Agreement to Original Mortgagee dated August 5, 1999 (the “First Modification”), which First Modification was recorded in the Essex County Register’s Office;

WHEREAS, in connection with a restructuring and consolidation of the notes which were secured by the Original Mortgage, as modified by the First Modification, Mortgagor executed and delivered a second Modification of Mortgage and Security Agreement to Original Mortgagee dated May 10, 2007 (the “Second Modification”), which Second Modification was recorded in the Essex County Register’s Office;

WHEREAS, in connection with a loan which Victory Park Management, LLC (“Victory”) provided to Mortgagor, Mortgagor executed and delivered a first priority lien Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated September 30, 2008 (the “Senior Mortgage”) to Victory, which Senior Mortgage was recorded in the Essex County Register’s Office;

WHEREAS, in connection with the execution of the Senior Mortgage, Original Mortgagee, Mortgagor and Victory, among others, entered into an Affiliate Subordination Agreement, dated September 30, 2008 (the “Subordination Agreement”);

WHEREAS, Mortgagor executed and delivered a Third Modification of Mortgage and Security Agreement to Original Mortgagee, dated September 30, 2008 (the “Third Modification”) to subordinate the Original Mortgage, as modified by the First Modification, the Second Modification and the Third Modification (the “Amended Mortgage”), to the Senior Debt (as defined in the Subordination Agreement), the Senior Mortgage and each other Senior Debt Document (as defined in the Subordination Agreement), which Third Modification was recorded in the Essex County Register’s Office;

WHEREAS, Original Mortgagee assigned all interest in the Amended Mortgage to Mortgagee pursuant to that certain Assignment of Mortgage, dated February 25, 2010 (“Assignment of Mortgage”), which Assignment of Mortgage was recorded in the Essex County Register’s Office on or about the date hereof, together with that certain Amended and Restated Secured Promissory Note, dated September 30, 2008, in the principal amount of EIGHT MILLION, THREE HUNDRED EIGHTEEN THOUSAND, SEVEN HUNDRED FOURTEEN and 00/100 DOLLARS ($8,318,714.00) (the “Prior Note”);

WHEREAS, in connection with a restructuring of the Senior Debt (as defined in the Subordination Agreement), Mortgagee, Mortgagor and Victory, among others, entered into a Reaffirmation of Affiliate Subordination Agreement, dated as of the date hereof;

WHEREAS, on the date of execution hereof, Mortgagor is restructuring the Prior Note into a new Second Amended and Restated Secured Promissory Note (the “New Note”), dated as of the date of execution hereof, in the same principal amount as the Prior Note; and

WHEREAS, as a condition to the execution and delivery of the New Note, Mortgagee is requiring that Mortgagor amend the Amended Mortgage to secure the New Note instead of the Prior Note and in connection therewith, Mortgagor is entering into this Fourth Modification to further amend the Amended Mortgage.

NOW, THEREFORE, the parties agree as follows:

1. Modification of Mortgage. Upon the execution and filing of this Fourth Modification, the Prior Note shall not be subject to the Amended Mortgage and instead the New Note shall be subject to the Amended Mortgage, as further amended by this Fourth Modification (the “Mortgage”); provided that Mortgagee and Mortgagor each agree that neither the New Note or the Mortgage represents, evidences or documents a novation or discharge of the Prior Note, but rather represents, evidences and documents the continuation of all obligations and liabilities of every kind and nature of Mortgagor outstanding thereunder that exist as of the date hereof.

2. Release of Mortgage.  On the date on which Mortgagor shall have repaid Mortgagee pursuant to the terms and conditions of the New Note, (i) the New Note shall no longer be subject to this Mortgage, (ii) this Mortgage shall automatically terminate and (iii) all rights to the Premises shall revert to Mortgagor.  Thereupon, Mortgagee shall promptly file, or execute and deliver to Mortgagor and authorize Mortgagor to file, at Mortgagor’s expense, releases and satisfactions of all recordations and/or filings of the Mortgagee’s security interests in the Premises granted hereunder and Mortgagee will execute and deliver to Mortgagor any additional documents or instruments as Mortgagor shall reasonably request to evidence such release and satisfaction.

3. Affirmation of Validity of Mortgage.  Mortgagor does hereby affirm the extent and validity of the Mortgage and the New Note secured thereby, and does confirm that, as of the date of execution hereof, the Mortgage, as modified by the within agreement, shall constitute a continuing, valid lien upon the Premises, to secure payment of the indebtedness evidenced by the New Note as aforesaid.

4. Binding Effect.  The within agreement shall be binding upon the parties hereto, their successors and assigns.

5. Governing Law.  The within agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

6. Copy Acknowledge.  The undersigned Mortgagor acknowledges receipt of a true copy of this document without charge.

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IN WITNESS WHEREOF, the parties hereto have executed this Fourth Modification of Mortgage and Security Agreement as of the day and year first above written.

UNIGENE LABORATORIES, INC., a Delaware corporation	JEAN LEVY

By: /s/ William Steinhauer	By: /s/ Jay Levy
Name: William Steinhauer Title: Vice President of Finance	Jay Levy, as Attorney-in-Fact for Jean Levy

STATE OF NEW JERSEY	)
) ss:
COUNTY OF PASSAIC	)

I CERTIFY that on March 16, 2010, William Steinhauer personally came before me and this person acknowledged under oath, to my satisfaction, that:

a) this person signed and delivered the attached document as Vice President of Finance of UNIGENE LABORATORIES, INC.; and

b) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.

/s/ Linda L. Rohloff_____________
(Print Name), Notary Public

LINDA L. ROHLOFF Notary Public, State of New Jersey County of Passaic Registration No. 2057307 Commission Expires April 11, 2014

STATE OF	)
) ss:
COUNTY OF	)

On this 17th day of March, 2010, before me, Claudia Baumgartner, the undersigned officer, personally appeared JAY LEVY AS ATTORNEY-IN-FACT FOR JEAN LEVY to me personally known and known to me to be the same person whose name is signed to the foregoing instrument, and acknowledged the execution thereof for the uses and purposes therein set forth.

In WITNESS WHEREOF I have hereunto set my hand and official seal.

/s/ Claudia Baumgartner
(Print Name), Notary Public

CLAUDIA P. BAUMGARTNER Notary Public of New Jersey ID # 221326 Commission Expires 5/22/2013

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